Response to Item 77D- Policies with respect to security investment

Eaton Vance Institutional Emerging Markets Local Debt Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and statement of additional information, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.